Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CareFusion Corporation Deferred Compensation Plan of CareFusion Corporation of our report dated March 25, 2009, with respect to the combined financial statements and schedule of CareFusion Corporation included in its Amendment No. 6 to the Registration Statement (Form 10), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

August 26, 2009